Exhibit 1.01

INTERNATIONAL BUSINESS MACHINES CORPORATION

Conflict Minerals Report

For the reporting period from January 1, 2016 to December 31, 2016

This Conflict Minerals Report (Report) of International Business Machines Corporation (IBM) has been prepared pursuant to Rule 13p-1 and Form SD (collectively, the Rule) promulgated under the Securities Exchange Act of 1934, as amended, for the period from January 1, 2016 through December 31, 2016 (Reporting Period).

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products, and the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten (collectively, Conflict Minerals). As described in this Report, Conflict Minerals are necessary to the functionality or production of certain products that IBM manufactures or contracts to manufacture.

Design of IBM’s Conflict Minerals Program

IBM’s Conflict Minerals Program is run by a full-time, dedicated team of experienced supply chain professionals within IBM’s Global Procurement organization. The Conflict Minerals team reports to IBM’s Vice President and Chief Procurement Officer, who has responsibility for IBM’s external supply base for IBM’s products. IBM’s Conflict Minerals team gathers information on the sources of Conflict Minerals in IBM’s supply chain and drives in-scope suppliers to obtain Conflict Minerals from conflict-free sources.

Description of IBM’s Products

This Report relates to products:  (i) for which Conflict Minerals are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by IBM; and (iii) for which the manufacture was completed during the Reporting Period (Covered Products). The Covered Products include the following product categories that were manufactured or contracted to be manufactured by IBM in 2016:

Servers:  a range of high-performing systems designed to address computing capacity, security and performance needs of businesses, hyperscale cloud service providers and scientific computing organizations. The portfolio includes z Systems, a trusted enterprise platform for integrating data, transactions and insight, and Power Systems, a system designed from the ground up for big data and analytics, optimized for scale-out cloud and Linux, and delivering open innovation with OpenPOWER.

Storage:  data storage products and solutions that allow clients to retain and manage rapidly growing, complex volumes of digital information and to fuel data-centric cognitive applications. These solutions address critical client requirements for information retention and archiving, security, compliance and storage optimization including data deduplication, availability and virtualization. The portfolio consists of a broad range of software-defined storage solutions, flash storage, disk and tape storage solutions.

Reasonable Country of Origin Inquiry

IBM conducted a good faith reasonable country of origin inquiry regarding the Conflict Minerals. This good faith reasonable country of origin inquiry was designed to determine whether any of the Conflict Minerals originated in the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola (collectively, Covered Countries), and whether any of the Conflict Minerals may be from recycled or scrap sources. Countries identified in the inquiry are contained in ‘Appendix B’.

IBM’s Conflict Minerals Due Diligence Design

IBM’s due diligence measures for Conflict Minerals conform to the framework set forth in the Organisation for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High Risk Areas, including the related supplements pertaining to downstream companies.

Since IBM is not a direct purchaser of ore or unrefined minerals, it is several tiers “downstream” from the smelters or refiners (SORs) of such minerals. SORs are at the point in the supply chain where ore, concentrates and/or scrap material are converted to a metal. IBM, like many downstream companies, does not have direct business relationships with SORs or visibility to the extraction and movement of Conflict Minerals between SORs and upstream entities. This position increases the difficulty of determining the origin of the Conflict Minerals in the Covered Products and, as a result, IBM relies on industry processes and information from its in-scope direct suppliers.

Description of Due Diligence Measures Performed

IBM’s due diligence reflects the principles of IBM’s Conflict Minerals Standard and IBM’s position in the supply chain as a downstream company, as defined by OECD guidance. IBM’s due diligence process utilizes the Conflict Free Sourcing Initiative (CFSI) Conflict Minerals

Reporting Template (CMRT), including the CFSI’s Conflict-Free Smelter Program (CFSP), the London Bullion Market Association (LBMA) and the Responsible Jewelry Council Chain of Custody Standard (RJC CoC). The CFSP, LBMA and RJC CoC use independent third-party audits to identify SORs that have systems in place to assure sourcing of only conflict-free materials.

Below is a description of the measures performed by IBM for the Reporting Period.

1. Maintained a strong company management system.

•                  Employed the IBM Conflict Minerals team within IBM’s Global Procurement organization to implement IBM’s Conflict Minerals Program.

•                  Posted IBM’s Conflict Minerals Standard on IBM’s Conflict Minerals-dedicated public website, www.ibm.com/conflictminerals.

•                  Conveyed Conflict Minerals information to in-scope direct suppliers from the IBM Global Procurement and CFSI websites.

•                  Provided an online grievance mechanism for internal and external parties to confidentially report concerns regarding Conflict Minerals to IBM’s Ombudsman.

•                  Retained records related to Conflict Minerals in conformance with IBM’s records retention policy.

•                  Continued use of contracting processes that include Conflict Minerals requirements in standard contract templates.

•                  Delivered Conflict Minerals education to suppliers attending our global education webinar.

2. Continued to identify and assess risks in the supply chain.

•                  Requested IBM’s in-scope direct suppliers to identify SORs and related Conflict Minerals information through the use of the CMRT.

•                  Gathered CMRTs from in-scope direct suppliers and reviewed the information provided in the CMRTs against IBM’s validation criteria.

•                  Managed collection of CMRTs and tracked status of supplier responses.

•                  Analyzed the CMRTs for completeness and accuracy, and, when appropriate, communicated errors and actions required to suppliers.

•                  Used CFSI Compliant Smelter Sourcing Information and third-party research to ascertain whether any Conflict Minerals in the Covered Products may have originated in the Covered Countries.

•                  Compared SORs identified by the in-scope direct suppliers against CFSI information to determine valid SORs and their CFSP status; also checked the status of SORs against LBMA information.

•                  Engaged a third-party consultant to research SORs sourcing Conflict Minerals from Covered Countries.

•                  Worked with CFSI to gather additional facts regarding SOR sources and helped drive the SORs into the CFSP.

3. Designed and implemented a strategy to respond to identified risks.

•                  Reported to IBM’s Global Procurement management on topics such as progress of CMRT collection, in-scope direct supplier conflict-free action plans, smelter risk mitigation and progress of driving identified SORs toward CFSP listing.

•                  Identified SORs of concern and undertook mitigation actions.

•                  Stayed informed of macro Conflict Minerals issues and developments through participation in the CFSI.

•                  Participated in SOR site visits in China, Dubai, India and Vietnam to discuss matters regarding CFSP, such as SOR participation and operations.

•                  Contacted select SORs without a conflict-free designation, directly and indirectly in conjunction with CFSI’s smelter engagement teams, to encourage their participation in CFSP or other independent third-party audit programs.

4. Supported the implementation of independent third-party audits of supply chain due diligence.

•                  Supported CFSI initiatives through participation in CFSI workgroups.

•                  Worked in concert with CFSI to enhance SOR outreach to drive CFSP participation.

•                  Attended minerals conferences in China, Dubai and Indonesia to meet with SOR and industry contacts to further CFSP engagement.

•                  Donated to the Electronic Industry Citizenship Coalition (EICC) Foundation and Initial Audit Fund.

5. Reported on supply chain due diligence.

•                  Pursuant to the Rule, filed Form SD and IBM’s 2015 Conflict Minerals Report.

•                  Published the 2015 Conflict Minerals Report on IBM’s Conflict Minerals-dedicated public website, www.ibm.com/conflictminerals.

•                  Included Conflict Minerals information in IBM’s annual Corporate Responsibility Report.

Reporting Period Determination and Findings

Based on the information obtained through the due diligence process described herein, IBM believes that the SORs that may be used to process the Conflict Minerals contained in the Covered Products are listed in Appendix A. Further, as listed in Appendix B, IBM has reasonably determined the potential countries of origin of the Conflict Minerals in the Covered Products.

For calendar year 2016, IBM requested CMRTs from our in-scope direct suppliers and received responses from all of those suppliers. To provide a measure of overall progress of the program, the following table illustrates the change in the percentage of 2016 SORs in the IBM supply chain assessed as conflict free using the CFSP, LBMA and RJC CoC status (as of April 24, 2017).

Conflict Mineral	2015 Assessed Conflict- Free SORs vs. Total SORs identified in IBM CMRT	2015 Assessed Conflict- Free SOR Percentage	2016 Assessed Conflict- Free SORs vs. Total SORs identified in IBM CMRT	2016 Assessed Conflict- Free SOR Percentage	2016 SORs Participating in a Recognized Conflict- Free Audit Program	2016 SORs Participating in a Recognized Conflict- Free Audit Program Percentage
Tantalum	45 of 45	100%	44 of 44	100%	44 of 44	100%
Tin	59 of 81	73%	65 of 80	81%	72 of 80	90%
Tungsten	29 of 43	67%	40 of 44	91%	40 of 44	91%
Gold	83 of 126	66%	97 of 133	73%	103 of 133	77%
Total	216 of 295	73%	246 of 301	82%	259 of 301	86%

IBM Requirement for Suppliers to be Conflict Free

IBM continued its initiative to have all in-scope direct suppliers achieve a conflict-free supply chain. In-scope direct suppliers with CMRTs containing SORs that are not progressing toward, or not already, conflict free are required to remove those SORs from products provided to IBM. The IBM Conflict Minerals team and the Global Procurement Organization work with suppliers to help them achieve this goal. The IBM Conflict Minerals team reports to IBM executives weekly on IBM’s progress toward conflict-free status.

IBM’s Next Steps to Mitigate Conflict Minerals Risk

IBM expects to take the following steps to improve its due diligence measures and to further mitigate the risk that the Conflict Minerals contained in the Covered Products finance or benefit armed groups in the Covered Countries:

•                  By participating in the CFSI, contribute to the continued development of collaborative tools and resources for companies to use to assess their supply chains and avoid inclusion of Conflict Minerals in the extended supply chain.

•                  Remain aware of developments in Conflict Minerals due diligence processes by participation in the CFSI and apply that knowledge to IBM’s Conflict Minerals risk assessment and mitigation actions.

•                  Work in concert with CFSI members and in-scope direct suppliers to contact SORs to better understand their sourcing circumstances and gain their commitment to a CFSP assessment or another recognized validation scheme.

•                  Seek resolution for the identified SORs in IBM’s supply chain that are not currently on CFSI’s list of recognized SORs and drive additional identified SORs in IBM’s supply chain into the CFSP.

•                  Improve CMRT response completeness from in-scope direct suppliers through IBM’s review and feedback to suppliers using the most current SOR information.

•                  Drive in-scope direct suppliers to provide product-specific CMRTs instead of company-level CMRTs, as company-level CMRTs may include SORs not used in the supply chain for Covered Products; use of product-specific CMRTs by in-scope direct suppliers will enable IBM to have a more precise list of SORs used in the Covered Products.

•                  Continue to influence upstream sourcing practices to require the usage of CFSP-compliant SORs, including the use of conflict-free contract clauses.

IBM’s Support of CFSI

As outlined in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, the internationally recognized standard on which IBM’s due diligence is based, IBM supports an industry initiative that audits the due diligence activities of SORs. That industry initiative is the EICC and GeSI’s Conflict-Free Sourcing Initiative. The reasonable country of origin data on which IBM relied for certain statements in this Report was obtained through our membership in the CFSI. IBM is an active contributor to CFSI through our participation in various working groups. IBM’s member ID:  MIBM.

Appendix A

Smelters or Refiners (SORs) that may be used to process the Conflict Minerals contained in the Covered Products.

SOR Status:

•                  “CFSP Listed”, “LBMA Listed” or “RJC CoC Listed” indicates that the SOR is publically listed on the CFSP, LBMA Good Delivery List or RJC Chain-of-Custody web sites and considered conflict free for 2016.

•                  “Active” indicates that the SOR is in process for CFSP or LBMA assessment.

•                  “Unknown” indicates that the SOR is not a current participant in any of the above mentioned processes.

•                  “Re-audit Not Scheduled” indicates that the SOR was previously CFSP Listed but has not scheduled its re-audit.

•                  “No Longer Applicable” indicates that the SOR has ceased operating or no longer meets the CFSI definition of smelter or refiner.

Metal	Name of SOR	Country Location of SOR	SOR Status as of April 24, 2017
Gold	Abington Reldan Metals, LLC	United States	Active
Gold	Advanced Chemical Company	United States	CFSP Listed
Gold	Aida Chemical Industries Co., Ltd.	Japan	CFSP Listed
Gold	Al Etihad Gold LLC	United Arab Emirates	CFSP Listed
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	CFSP Listed
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CFSP Listed
Gold	AngloGold Ashanti Córrego do Sítio Mineração	Brazil	CFSP Listed
Gold	Argor-Heraeus S.A.	Switzerland	CFSP Listed
Gold	Asahi Pretec Corp.	Japan	CFSP Listed
Gold	Asahi Refining Canada Ltd.	Canada	CFSP Listed
Gold	Asahi Refining USA Inc.	United States	CFSP Listed
Gold	Asaka Riken Co., Ltd.	Japan	CFSP Listed
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	Unknown
Gold	AU Traders and Refiners	South Africa	CFSP Listed
Gold	Aurubis AG	Germany	CFSP Listed
Gold	Bangalore Refinery	India	Active
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CFSP Listed

Gold	Boliden AB	Sweden	CFSP Listed
Gold	C. Hafner GmbH + Co. KG	Germany	CFSP Listed
Gold	Caridad	Mexico	Unknown
Gold	CCR Refinery - Glencore Canada Corporation	Canada	CFSP Listed
Gold	Cendres + Métaux S.A.	Switzerland	Active
Gold	Chimet S.p.A.	Italy	CFSP Listed
Gold	Chugai Mining	Japan	Unknown
Gold	Daejin Indus Co., Ltd.	South Korea	CFSP Listed
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	LBMA Listed
Gold	DODUCO GmbH	Germany	CFSP Listed
Gold	Dowa	Japan	CFSP Listed
Gold	DSC (Do Sung Corporation)	South Korea	CFSP Listed
Gold	Eco-System Recycling Co., Ltd.	Japan	CFSP Listed
Gold	Elemetal Refining, LLC	United States	No Longer Applicable
Gold	Emirates Gold DMCC	United Arab Emirates	CFSP Listed
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	China	Unknown
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	India	Unknown
Gold	Geib Refining Corporation	United States	CFSP Listed
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	CFSP Listed
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	LBMA Listed
Gold	Guangdong Jinding Gold Limited	China	Unknown
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	Unknown
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	Unknown
Gold	Heimerle + Meule GmbH	Germany	CFSP Listed
Gold	Heraeus Metals Hong Kong Ltd.	China	CFSP Listed

Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	CFSP Listed
Gold	Hunan Chenzhou Mining Co., Ltd.	China	Unknown
Gold	HwaSeong CJ CO., LTD.	South Korea	Unknown
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	CFSP Listed
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	CFSP Listed
Gold	Istanbul Gold Refinery	Turkey	CFSP Listed
Gold	Japan Mint	Japan	CFSP Listed
Gold	Jiangxi Copper Co., Ltd.	China	CFSP Listed
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russia	CFSP Listed
Gold	JSC Uralelectromed	Russia	CFSP Listed
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	CFSP Listed
Gold	Kaloti Precious Metals	United Arab Emirates	Unknown
Gold	Kazakhmys Smelting LLC	Kazakhstan	Unknown
Gold	Kazzinc	Kazakhstan	CFSP Listed
Gold	Kennecott Utah Copper LLC	United States	CFSP Listed
Gold	KGHM Polska Miedź Spółka Akcyjna	Poland	Active
Gold	Kojima Chemicals Co., Ltd.	Japan	CFSP Listed
Gold	Korea Zinc Co., Ltd.	South Korea	CFSP Listed
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	CFSP Listed
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russia	Unknown
Gold	L’azurde Company For Jewelry	Saudi Arabia	Unknown
Gold	Lingbao Gold Co., Ltd.	China	Unknown
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	Unknown
Gold	LS-NIKKO Copper Inc.	South Korea	CFSP Listed
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	Unknown
Gold	Materion	United States	CFSP Listed
Gold	Matsuda Sangyo Co., Ltd.	Japan	CFSP Listed
Gold	Metalor Technologies (Hong Kong) Ltd.	China	CFSP Listed

Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	CFSP Listed
Gold	Metalor Technologies (Suzhou) Ltd.	China	CFSP Listed
Gold	Metalor Technologies S.A.	Switzerland	CFSP Listed
Gold	Metalor USA Refining Corporation	United States	CFSP Listed
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	Mexico	CFSP Listed
Gold	Mitsubishi Materials Corporation	Japan	CFSP Listed
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	CFSP Listed
Gold	MMTC-PAMP India Pvt., Ltd.	India	CFSP Listed
Gold	Modeltech Sdn Bhd	Malaysia	Active
Gold	Morris and Watson	New Zealand	Unknown
Gold	Moscow Special Alloys Processing Plant	Russia	CFSP Listed
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey	CFSP Listed
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	LBMA Listed
Gold	Nihon Material Co., Ltd.	Japan	CFSP Listed
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Austria	CFSP Listed
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	CFSP Listed
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russia	CFSP Listed
Gold	OJSC Novosibirsk Refinery	Russia	CFSP Listed
Gold	PAMP S.A.	Switzerland	CFSP Listed
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	Unknown
Gold	Prioksky Plant of Non-Ferrous Metals	Russia	CFSP Listed
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	CFSP Listed
Gold	PX Précinox S.A.	Switzerland	CFSP Listed
Gold	Rand Refinery (Pty) Ltd.	South Africa	CFSP Listed

Gold	Remondis Argentia B.V.	Netherlands	Unknown
Gold	Republic Metals Corporation	United States	CFSP Listed
Gold	Royal Canadian Mint	Canada	CFSP Listed
Gold	SAAMP	France	RJC CoC Listed
Gold	Sabin Metal Corp.	United States	Unknown
Gold	SAFINA A.S.	Czech Republic	Unknown
Gold	Sai Refinery	India	Unknown
Gold	Samduck Precious Metals	South Korea	CFSP Listed
Gold	Samwon Metals Corp.	South Korea	Unknown
Gold	SAXONIA Edelmetalle GmbH	Germany	CFSP Listed
Gold	Schone Edelmetaal B.V.	Netherlands	CFSP Listed
Gold	SEMPSA Joyería Platería S.A.	Spain	CFSP Listed
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	Unknown
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	CFSP Listed
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	CFSP Listed
Gold	Singway Technology Co., Ltd.	Taiwan	CFSP Listed
Gold	So Accurate Group, Inc.	United States	Unknown
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russia	CFSP Listed
Gold	Solar Applied Materials Technology Corp.	Taiwan	CFSP Listed
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	CFSP Listed
Gold	T.C.A S.p.A	Italy	CFSP Listed
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CFSP Listed
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China	CFSP Listed
Gold	Tokuriki Honten Co., Ltd.	Japan	CFSP Listed
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	Unknown
Gold	Tony Goetz NV	Belgium	Active
Gold	TOO Tau-Ken-Altyn	Kazakhstan	Unknown
Gold	Torecom	South Korea	CFSP Listed
Gold	Umicore Brasil Ltda.	Brazil	CFSP Listed
Gold	Umicore Precious Metals Thailand	Thailand	CFSP Listed

Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	CFSP Listed
Gold	United Precious Metal Refining, Inc.	United States	CFSP Listed
Gold	Universal Precious Metals Refining Zambia	Zambia	Unknown
Gold	Valcambi S.A.	Switzerland	CFSP Listed
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	CFSP Listed
Gold	WIELAND Edelmetalle GmbH	Germany	CFSP Listed
Gold	Yamamoto Precious Metal Co., Ltd.	Japan	CFSP Listed
Gold	Yokohama Metal Co., Ltd.	Japan	CFSP Listed
Gold	Yunnan Copper Industry Co., Ltd.	China	Unknown
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CFSP Listed
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	CFSP Listed
Tantalum	Conghua Tantalum and Niobium Smeltry	China	CFSP Listed
Tantalum	D Block Metals, LLC	United States	CFSP Listed
Tantalum	Duoluoshan	China	CFSP Listed
Tantalum	Exotech Inc.	United States	CFSP Listed
Tantalum	F&X Electro-Materials Ltd.	China	CFSP Listed
Tantalum	FIR Metals & Resource Ltd.	China	CFSP Listed
Tantalum	Global Advanced Metals Aizu	Japan	CFSP Listed
Tantalum	Global Advanced Metals Boyertown	United States	CFSP Listed
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China	CFSP Listed
Tantalum	H.C. Starck Co., Ltd.	Thailand	CFSP Listed
Tantalum	H.C. Starck GmbH Laufenburg	Germany	No Longer Applicable
Tantalum	H.C. Starck Hermsdorf GmbH	Germany	CFSP Listed
Tantalum	H.C. Starck Inc.	United States	CFSP Listed
Tantalum	H.C. Starck Ltd.	Japan	CFSP Listed
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany	CFSP Listed
Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany	CFSP Listed

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CFSP Listed
Tantalum	Hi-Temp Specialty Metals, Inc.	United States	CFSP Listed
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CFSP Listed
Tantalum	Jiangxi Tuohong New Raw Material	China	CFSP Listed
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CFSP Listed
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	China	CFSP Listed
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	CFSP Listed
Tantalum	KEMET Blue Metals	Mexico	CFSP Listed
Tantalum	KEMET Blue Powder	United States	CFSP Listed
Tantalum	King-Tan Tantalum Industry Ltd.	China	CFSP Listed
Tantalum	LSM Brasil S.A.	Brazil	CFSP Listed
Tantalum	Metallurgical Products India Pvt., Ltd.	India	CFSP Listed
Tantalum	Mineração Taboca S.A.	Brazil	CFSP Listed
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	CFSP Listed
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CFSP Listed
Tantalum	NPM Silmet AS	Estonia	CFSP Listed
Tantalum	Plansee SE Liezen	Austria	No Longer Applicable
Tantalum	Plansee SE Reutte	Austria	No Longer Applicable
Tantalum	Power Resources Ltd.	Macedonia	CFSP Listed
Tantalum	QuantumClean	United States	CFSP Listed
Tantalum	Resind Indústria e Comércio Ltda.	Brazil	CFSP Listed
Tantalum	RFH Tantalum Smeltry Co., Ltd.	China	CFSP Listed
Tantalum	Solikamsk Magnesium Works OAO	Russia	CFSP Listed
Tantalum	Taki Chemical Co., Ltd.	Japan	CFSP Listed
Tantalum	Telex Metals	United States	CFSP Listed
Tantalum	Tranzact, Inc.	United States	CFSP Listed

Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	CFSP Listed
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	CFSP Listed
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China	CFSP Listed
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	China	CFSP Listed
Tin	Alpha	United States	CFSP Listed
Tin	An Thai Minerals Co., Ltd.	Vietnam	Unknown
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam	Unknown
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	CFSP Listed
Tin	China Tin Group Co., Ltd.	China	CFSP Listed
Tin	CNMC (Guangxi) PGMA Co., Ltd.	China	Unknown
Tin	Cooperativa Metalurgica de Rondônia Ltda.	Brazil	CFSP Listed
Tin	CV Ayi Jaya	Indonesia	CFSP Listed
Tin	CV Dua Sekawan	Indonesia	CFSP Listed
Tin	CV Gita Pesona	Indonesia	CFSP Listed
Tin	CV Serumpun Sebalai	Indonesia	CFSP Listed
Tin	CV Tiga Sekawan	Indonesia	CFSP Listed
Tin	CV United Smelting	Indonesia	CFSP Listed
Tin	CV Venus Inti Perkasa	Indonesia	CFSP Listed
Tin	Dowa	Japan	CFSP Listed
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam	Active
Tin	Elmet S.L.U.	Spain	CFSP Listed
Tin	EM Vinto	Bolivia	CFSP Listed
Tin	Estanho de Rondônia S.A.	Brazil	Unknown
Tin	Fenix Metals	Poland	CFSP Listed
Tin	Gejiu Fengming Metallurgy Chemical Plant	China	CFSP Listed
Tin	Gejiu Jinye Mineral Company	China	CFSP Listed
Tin	Gejiu Kai Meng Industry and Trade LLC	China	Active
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CFSP Listed

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	Active
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	Unknown
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China	CFSP Listed
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	CFSP Listed
Tin	Huichang Jinshunda Tin Co., Ltd.	China	Active
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China	CFSP Listed
Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brazil	CFSP Listed
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	CFSP Listed
Tin	Melt Metais e Ligas S.A.	Brazil	CFSP Listed
Tin	Metallic Resources, Inc.	United States	CFSP Listed
Tin	Metallo-Chimique N.V.	Belgium	CFSP Listed
Tin	Mineração Taboca S.A.	Brazil	CFSP Listed
Tin	Minsur	Peru	CFSP Listed
Tin	Mitsubishi Materials Corporation	Japan	CFSP Listed
Tin	Modeltech Sdn Bhd	Malaysia	Active
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	China	Active
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam	Unknown
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CFSP Listed
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	CFSP Listed
Tin	Operaciones Metalurgical S.A.	Bolivia	CFSP Listed
Tin	PT Aries Kencana Sejahtera	Indonesia	CFSP Listed
Tin	PT Artha Cipta Langgeng	Indonesia	CFSP Listed
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	CFSP Listed
Tin	PT Babel Inti Perkasa	Indonesia	CFSP Listed
Tin	PT Bangka Prima Tin	Indonesia	CFSP Listed
Tin	PT Bangka Tin Industry	Indonesia	CFSP Listed
Tin	PT Belitung Industri Sejahtera	Indonesia	CFSP Listed
Tin	PT Bukit Timah	Indonesia	CFSP Listed

Tin	PT Cipta Persada Mulia	Indonesia	No Longer Applicable
Tin	PT DS Jaya Abadi	Indonesia	CFSP Listed
Tin	PT Eunindo Usaha Mandiri	Indonesia	CFSP Listed
Tin	PT Inti Stania Prima	Indonesia	CFSP Listed
Tin	PT Justindo	Indonesia	No Longer Applicable
Tin	PT Karimun Mining	Indonesia	CFSP Listed
Tin	PT Kijang Jaya Mandiri	Indonesia	CFSP Listed
Tin	PT Mitra Stania Prima	Indonesia	CFSP Listed
Tin	PT O.M. Indonesia	Indonesia	CFSP Listed
Tin	PT Panca Mega Persada	Indonesia	CFSP Listed
Tin	PT Prima Timah Utama	Indonesia	CFSP Listed
Tin	PT Refined Bangka Tin	Indonesia	CFSP Listed
Tin	PT Sariwiguna Binasentosa	Indonesia	CFSP Listed
Tin	PT Stanindo Inti Perkasa	Indonesia	CFSP Listed
Tin	PT Sukses Inti Makmur	Indonesia	CFSP Listed
Tin	PT Sumber Jaya Indah	Indonesia	CFSP Listed
Tin	PT Timah (Persero) Tbk Kundur	Indonesia	CFSP Listed
Tin	PT Timah (Persero) Tbk Mentok	Indonesia	CFSP Listed
Tin	PT Tinindo Inter Nusa	Indonesia	CFSP Listed
Tin	PT Tommy Utama	Indonesia	CFSP Listed
Tin	Resind Indústria e Comércio Ltda.	Brazil	CFSP Listed
Tin	Rui Da Hung	Taiwan	CFSP Listed
Tin	Soft Metais Ltda.	Brazil	CFSP Listed
Tin	Super Ligas	Brazil	Unknown
Tin	Thaisarco	Thailand	CFSP Listed
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam	Unknown
Tin	VQB Mineral and Trading Group JSC	Vietnam	CFSP Listed
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil	CFSP Listed
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	Active
Tin	Yunnan Tin Company Limited	China	CFSP Listed
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan	CFSP Listed
Tungsten	ACL Metais Eireli	Brazil	Unknown

Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam	CFSP Listed
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	CFSP Listed
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CFSP Listed
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	China	No Longer Applicable
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China	No Longer Applicable
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China	CFSP Listed
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	CFSP Listed
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CFSP Listed
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CFSP Listed
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China	Re-audit Not Scheduled
Tungsten	Global Tungsten & Powders Corp.	United States	CFSP Listed
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	CFSP Listed
Tungsten	H.C. Starck Smelting GmbH & Co. KG	Germany	CFSP Listed
Tungsten	H.C. Starck Tungsten GmbH	Germany	CFSP Listed
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	CFSP Listed
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China	CFSP Listed
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	CFSP Listed
Tungsten	Hydrometallurg, JSC	Russia	CFSP Listed
Tungsten	Japan New Metals Co., Ltd.	Japan	CFSP Listed
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CFSP Listed
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	China	Unknown
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CFSP Listed

Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China	Unknown
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	CFSP Listed
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CFSP Listed
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China	CFSP Listed
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	CFSP Listed
Tungsten	Kennametal Fallon	United States	CFSP Listed
Tungsten	Kennametal Huntsville	United States	CFSP Listed
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	CFSP Listed
Tungsten	Moliren Ltd.	Russia	CFSP Listed
Tungsten	Niagara Refining LLC	United States	CFSP Listed
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam	CFSP Listed
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	CFSP Listed
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	China	CFSP Listed
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam	CFSP Listed
Tungsten	Unecha Refractory metals plant	Russia	CFSP Listed
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam	CFSP Listed
Tungsten	Wolfram Bergbau und Hütten AG	Austria	CFSP Listed
Tungsten	Woltech Korea Co., Ltd.	South Korea	CFSP Listed
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CFSP Listed
Tungsten	Xiamen Tungsten Co., Ltd.	China	CFSP Listed
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China	CFSP Listed
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China	CFSP Listed

Appendix B

Countries of Origin for Conflict Minerals potentially associated with the SORs listed in Appendix A.

Australia	Mali
Austria	Mexico
Benin	Mongolia
Bolivia	Mozambique
Brazil	Myanmar
Burkina Faso	Namibia
Burundi	New Zealand
Cambodia	Nicaragua
Canada	Nigeria
Chile	Panama
China	Peru
Colombia	Poland
Democratic Republic of the Congo	Portugal
Ecuador	Russia
Eritrea	Rwanda
Ethiopia	Senegal
France	Sierra Leone
Ghana	South Africa
Guatemala	Spain
Guinea	Tanzania
Guyana	Thailand
Honduras	Togo
India	Turkey
Indonesia	Uganda
Japan	United States
Kazakhstan	Uzbekistan
Kyrgyzstan	Vietnam
Laos	Zambia
Madagascar	Zimbabwe
Malaysia